                                                                      EXHIBIT 10
                                                                      ----------

                        COMPUTER TASK GROUP, INCORPORATED
                        ---------------------------------

         Executive Supplemental Benefit Plan 1997 Restatement






                                       11
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                        COMPUTER TASK GROUP, INCORPORATED
                       EXECUTIVE SUPPLEMENTAL BENEFIT PLAN
                                1997 RESTATEMENT






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                        COMPUTER TASK GROUP, INCORPORATED
                       EXECUTIVE SUPPLEMENTAL BENEFIT PLAN

                                TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----

ARTICLE I           TITLE AND EFFECTIVE DATE.............................  15

ARTICLE II          DEFINITIONS..........................................  16

ARTICLE III         ELIGIBILITY AND MEMBERSHIP...........................  20

ARTICLE IV          PRE-RETIREMENT DEATH BENEFIT.........................  21

ARTICLE V           VOLUNTARY TERMINATION BENEFIT........................  22

ARTICLE VI          NORMAL RETIREMENT BENEFIT............................  23

ARTICLE VII         POST-RETIREMENT DEATH BENEFIT........................  24

ARTICLE VIII        DISABILITY BENEFIT...................................  25

ARTICLE IX          CONDITIONS PRECEDENT TO BENEFITS.....................  26

ARTICLE X           MODIFICATION OF PAYOUT PERIOD........................  27

ARTICLE XI          BENEFICIARY..........................................  29

ARTICLE XII         NATURE OF COMPANY'S OBLIGATION.......................  30

ARTICLE XIII        EMPLOYEE RIGHT TO ASSETS.............................  31

ARTICLE XIV         EMPLOYMENT RIGHTS....................................  32

ARTICLE XV          TERMINATION, AMENDMENT, MODIFICATION OR
                    SUPPLEMENTATION OF PLAN..............................  33

ARTICLE XVI         RESTRICTIONS ON ALIENATION OF BENEFITS...............  34

ARTICLE XVII        ADMINISTRATION OF THE PLAN...........................  35

ARTICLE XVIII       MISCELLANEOUS........................................  37

ARTICLE XIX         CASHOUT OF BENEFITS..................................  38



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                        COMPUTER TASK GROUP, INCORPORATED
                       EXECUTIVE SUPPLEMENTAL BENEFIT PLAN
                                     PURPOSE

                  The purpose of the Executive Supplemental Benefit Plan of Computer Task Group, Incorporated is to provide specified benefits to a select group of management and highly-compensated Employees who contribute materially to the continued growth, development and future business success of the Company.







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I
                            TITLE AND EFFECTIVE DATE
                            ------------------------


                           TITLE. This Plan shall be known as the Computer Task
Group, Incorporated Executive Supplemental Benefit Plan, (hereinafter referred as the "Plan").

                           EFFECTIVE DATE. The effective date of this Plan was
March 3, 1984. The effective date of this Plan as restated by this instrument is January 31, 1997.

                           PLAN YEAR. The Plan Year of this Plan is the calendar
year, except that the first Plan Year began March 3, 1984 and ended December 31, 1984.

II
                                  DEFINITIONS
                                  -----------


                  For purposes hereof, unless otherwise clearly apparent from the context, the following phrases or terms shall have the indicated meanings:

                           "BASIC COMPENSATION" shall mean the annual base
salary of the Employee, exclusive of bonus, incentive payments or other extraordinary compensation, at the date of death, Total and Permanent Disability, Retirement or Voluntary Termination, divided by twelve (12).

                           "BENEFICIARY" shall mean the person or entity
entitled to receive any benefits under this Plan, as determined under Article
XI.

                           "COMMITTEE" shall mean the Compensation Committee of
the Board, which Committee shall manage and administer the Plan in accordance with the provisions of Article XVII hereof.

                           "COMPANY" shall mean Computer Task Group,
Incorporated.

                           "PRE-RETIREMENT DEATH BENEFIT" shall mean a monthly
benefit equal to 50% of a Member's Basic Compensation. This benefit shall be paid for a period of 180 months.

                           "DISABILITY BENEFIT" shall mean a monthly benefit
equal to 50% of a Member's Basic Compensation, reduced by disability benefits paid under the Company-provided portion of the Company's basic and supplemental disability plans.

                           "EMPLOYEE" shall mean any person who is in the
regular full-time employment of the Company, as determined by the personnel rules and practices of the Company.

                           "MEMBER" shall mean an Employee who is selected and
elects to participate in the Plan as provided in Article III hereof.

                           "PLAN" shall mean the Computer Task Group,
Incorporated Executive Supplemental Benefit Plan.


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                  "PLAN PARTICIPATION AGREEMENT" shall mean the form of written acceptance which is executed by an Employee selected to become a Member as a condition to membership in the Plan.

                  "NORMAL RETIREMENT AGE" shall mean the later of (a) the completion of five years of service from the date the Employee becomes a Member of the Plan, or, (b) (i) in the case of a Member whose benefits become nonforfeitable under Section 2.13 prior to December 1, 1994 and who does not participate in any plan that is a successor to this Plan, age 60, or, (ii) in the case of any other Member, age 65.

                  "RETIREMENT BENEFIT PERCENTAGE" shall mean that portion of the Basic Compensation expressed in the form of a percentage, that a Member is entitled to receive at Normal Retirement. The percentage shall be based upon the yearly percentage credits earned for past and future services indicated in each Member's Plan Participation Agreement. A Member shall not earn credits for services during the period the Member is Totally and Permanently Disabled. The maximum retirement benefit for any one Member shall not exceed 50% of Basic Compensation.

                  "LEVEL CLASSIFICATION" shall mean the classifications indicated by the following schedule designating the percentage credits earned by a Member for each year of Prior Service or Future Service and their forfeitability. The Level Classification assignments shall be determined on an individual basis by the Committee and are specified in Exhibit 1.



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
          Prior                Future
Level     Service              Service              Forfeitability

========= ==================== ==================== ====================================================================
I         3%/yr.               3%/yr.               All retirement benefits shall be nonforfeitable at the later of the inception of the Plan, or the date an Employee becomes a
                                                    Member of the Plan.

II        2-1/4%/yr.           3%/yr.               All retirement benefits representing prior service shall be nonforfeitable at the later of the inception of the Plan or the date an Employee becomes a Member of the Plan.  Benefits
                                                    attributable to future service become nonforfeitable after five years of service from the date an Employee becomes a Member of the
                                                    Plan.
III       1%/yr.               2-1/2%/yr.           All retirement benefits, whether based upon past service or service rendered after admission to the Plan, shall become nonforfeitable after five years of service from the date an
                                                    Employee becomes a Member of the Plan, or if earlier, the date the
                                                    Member is Totally and Permanently Disabled.  Notwithstanding the
                                                    preceding, all retirement benefits of any Member who is actively employed by the Company on December 1, 1994 shall become
                                                    nonforfeitable on December 1, 1994 if the Member has at least three years of service on such date.


     Notwithstanding the preceding, all benefits in the Plan shall be frozen as of December 1, 1994; that is, no benefits that have not accrued as of close of business on November 30, 1994 shall accrue on or after that date and any compensation taken into account for any purpose under this Plan shall not be increased after November 30, 1994.

                            "NORMAL RETIREMENT" shall mean severance from employment with the Company at or after attaining Normal Retirement Age, or, in the case of a Member who is receiving Disability Benefits immediately prior to Normal Retirement Age, Normal Retirement Age.

                            "NORMAL RETIREMENT BENEFIT" shall mean a monthly benefit beginning at Normal Retirement and continuing for 180 months or the life of the Member, whichever is the greater. The monthly benefit is an amount calculated by multiplying the Retirement Benefit Percentage times the Member's Basic Compensation at the Member's date of retirement and is not offset by benefits in the Company's qualified thrift plan or Section 401(k) plan, nor by a Member's primary Social Security benefits. However, in the event a defined benefit pension plan is implemented by the Company, the monthly benefits payable under this Plan to those Members who are eligible for benefits under a defined benefit pension plan shall be reduced by the Member's monthly benefits under such pension plan.

                            "BOARD" shall mean the Company's Board of Directors.

                            "TOTAL AND PERMANENT DISABILITY" or "TOTALLY AND PERMANENTLY DISABLED" shall mean a physical or mental condition arising after the Effective Date that prevents the Member from engaging in any gainful occupation in which the Member might reasonably be expected to engage, with due regard for the Member's education, training, experience, and prior economic status. The determination shall be made on medical evidence by a licensed physician assigned by the Committee. Total and Permanent Disability shall exclude disabilities arising from: (a) intentionally self-inflicted



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



     injury or intentionally self-induced sickness, (b) a proven unlawful act or enterprise on the part of the Member, or (c) military service where the Member is eligible to receive a government military disability pension. In all cases, the Committee shall make the final determination whether a Member is Totally and Permanently Disabled for purposes of this Plan.

                            "PRIOR SERVICE" shall mean the actual years and fractions thereof (rounded up to the nearest year) for which the Member is employed by the Company prior to becoming a Member.

                            "FUTURE SERVICE" shall mean the number of years (rounded up to the nearest year) an Employee is a Member, beginning with the date on which an Employee becomes a Member and ending no later than the Member's Normal Retirement Age.

                            "POST-RETIREMENT DEATH BENEFIT" shall mean that benefit payable to a Member's Beneficiary if the Member dies prior to separation from service with the Company but after Normal Retirement Age, or if the Member dies after Normal Retirement and the Member has not received any or all of the Retirement Benefit payments provided for under this Plan.

                            "VOLUNTARY TERMINATION" shall mean severance from employment with the Company before attaining the Normal Retirement Age for reasons other than cause, as defined in Section 9.3.



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III
                           ELIGIBILITY AND MEMBERSHIP
                           --------------------------


                            To be eligible for membership in the Plan, an
Employee must be recommended by the Chairman of the Board and the Chief Executive Officer, and approved by the Committee. The Committee, in its sole discretion, shall determine eligibility for membership in accordance with the purposes of the Plan.

                            An Employee, after having been approved for
membership by the Committee, shall, as a condition to membership, complete and return to the Committee a duly-executed Plan Participation Agreement.



                                       20
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IV
                          PRE-RETIREMENT DEATH BENEFIT
                          ----------------------------


                            Except as provided in Article VII, in the event a
Member dies before Normal Retirement while employed by the Company, the Company will pay or cause to be paid a Pre-retirement Death Benefit to such Member's Beneficiary, commencing within 60 days following the date of the death of the Member.

                            If a Member is receiving a Disability Benefit at the
date of death, the Member's Disability Benefit shall cease, the Member shall be considered employed by the Company at death for purposes of Section 4.1, and the Beneficiary shall receive the Pre-retirement Death Benefit based on the Member's Basic Compensation immediately preceding the date of disability. This monthly benefit shall continue until a total of 180 payments (including both Disability Benefits and Pre-retirement Death Benefits) have been made.

                            Notwithstanding the foregoing, if a Member dies as a
result of suicide during the first two years of the Member's membership in the Plan, the Member and the Beneficiary will forfeit all interest in the Plan.

                            Any payments of the Pre-retirement Death Benefit
shall be made in the form and manner such payments would have been paid to the Member had the Member survived.

                            Notwithstanding the foregoing, a Pre-retirement
Death Benefit payable to a Member's Beneficiary under this Article shall be subject to the cashout provisions of Article XIX.



                                       21
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V
                          VOLUNTARY TERMINATION BENEFIT
                          -----------------------------


                            Subject to the forfeitability rules of Article IX
and Section 2.13, for a Member whose benefits first become nonforfeitable under
Section 2.13 prior to December 1, 1994, and who does not participate in any plan that is a successor to this Plan, if the Member separates from service before Normal Retirement Age, the Company will pay or cause to be paid to the Member the Member's Normal Retirement Benefit, commencing within 60 days after the Member's attainment of age 60.

                            Subject to the forfeitability rules of Article IX
and Section 2.13, for a Member whose benefits first become nonforfeitable under
Section 2.13 after November 30, 1994 or a Member who participates in any plan that is a successor to this Plan, if the Member separates from service before age 65, the Company will pay or cause to be paid to the Member the Member's Normal Retirement Benefit, commencing within 60 days after the Member's attainment of age 65.

                            Notwithstanding Sections 5.1 and 5.2, benefits
accrued under the Plan for a Member who separates from service and is entitled to benefit payments under this Article shall be subject to the cashout provisions of Article XIX.



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


VI
                            NORMAL RETIREMENT BENEFIT
                            -------------------------


                            Subject to the forfeitability rules of Article IX
and Section 2.13, the Company will pay or cause to be paid to the Member a Normal Retirement Benefit, commencing within 60 days after the date of the Member's separation from service at or after Normal Retirement Age. This benefit will not be increased as a result of continued employment beyond Normal Retirement Age.

                            Notwithstanding Section 6.1, a Normal Retirement
Benefit payable under this Article to a Member who is not presently in the employ of the Company shall be subject to the cashout provisions of Article XIX.



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


VII
                         POST-RETIREMENT DEATH BENEFIT
                         -----------------------------


                            If a Member shall die after the commencement of
Normal Retirement Benefit payments, but before 180 payments have been made, the Normal Retirement Benefit payments then remaining unpaid to a Member shall continue to be paid to the Member's Beneficiary as a Post-retirement Death Benefit in the form and manner such payments would have continued to be paid to the Member.

                            If a Member shall die prior to separation from
service with the Company but after attaining Normal Retirement Age, 180 Retirement Benefit payments shall be paid to a Member's Beneficiary as a Post-retirement Death Benefit in the form and manner such payments would have been paid to the Member. The benefit shall commence within 60 days following the date of death of such Member and continue for 180 months.

                            If a Member shall die under the circumstances set
forth in Sections 7.1 or 7.2 above, a Member's Beneficiary shall not receive a Pre-retirement Death Benefit as provided for in Article IV.

                            Notwithstanding the foregoing, a post-retirement
Death Benefit payable to a Member's Beneficiary under this Article shall be subject to the cashout provisions of Article XIX.

VIII
                               DISABILITY BENEFIT
                               ------------------


                            If a Member becomes Totally and Permanently Disabled
while employed by the Company and before Normal Retirement, the Company shall pay, or cause to be paid, a Disability Benefit. This benefit shall commence on the later of (a) the date immediately following the expiration of the Member's Company-provided short-term disability benefit or (b) within 60 days following the date upon which the Committee determines a Member to be Totally and Permanently Disabled.

                            The Disability Benefit shall be paid until the
Member's Normal Retirement Age or, if earlier, until the Total and Permanent Disability shall cease to exist. If Total and Permanent Disability continues to the Member's Normal Retirement Age, a Normal Retirement Benefit shall commence as of the first day of the month following the month in which the Member attains Normal Retirement Age. This monthly benefit shall continue until a total of 180 payments (including both Disability Benefits and Normal Retirement Benefits) have been made, or for the life of the Member, if greater.

                            If a Member is not an Employee and becomes Totally
and Permanently Disabled, there shall be no Disability Benefit payable hereunder to any person.

                            Notwithstanding the foregoing, a Disability Benefit
payable to a Member under this Article shall be subject to the cashout provisions of Article XIX.



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IX
                        CONDITIONS PRECEDENT TO BENEFITS
                        --------------------------------


                            A Member's right to a Normal Retirement Benefit
shall be forfeitable in accordance with the Level Classification assigned to the Member by the Committee. All forfeitable benefits will be forfeited upon Normal Retirement, Voluntary Termination or termination of employment for cause or for other reasons, as provided in this Article IX.

                            A Member or Beneficiary shall not be entitled to any
duplication of benefits under this Plan under any circumstances.

                            Notwithstanding any other provisions of the Plan, a
Member shall forfeit all benefits from the Plan if the Committee determines that the Member's employment with the Company is terminated for cause. Cause is defined as:

         Embezzlement from the Company

         Theft from the Company

         Defrauding the Company

         Drug addiction

         Habitual intoxication

                  Use or disclosure of Company or client confidential or
                           proprietary information

                  Engaging in activities or businesses which are substantially in competition with the Company

                  Any other action, activity or course of conduct which is
                           substantially detrimental to the Company's business or business reputation

                  9. Violation of the provision of the terms of any nondisclosure and nonsolicitation, noncompetition, or other contractual agreement between the Member and the Company.

                           Notwithstanding any other provision of the Plan, a
Member shall forfeit all future benefits under the Plan if the Committee determines the Member to be engaged in any of the following activities:

                  Use or disclosure of Company or client confidential or
                           proprietary information

                  Engaging in activities or businesses which are substantially in competition with the Company

                  Any other action, activity or course of conduct which is
                           substantially detrimental to the Company's business or business reputation

                  4. Violation of the provision of the terms of any nondisclosure and nonsolicitation, noncompetition, or other contractual agreement between the Member and the Company.



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X
                         MODIFICATION OF PAYOUT PERIOD
                         -----------------------------


                           The Committee may shorten the time period over which
any benefit provided for under this Plan is to be paid. However, any modification of the time period over which a benefit is to be paid must result in a benefit which is the actuarial equivalent of that benefit when paid over the time periods specifically detailed in the benefit provisions of this Plan.

                           (a) Upon a Change of Control, as defined in Section
10.3, the benefit of a Member who is actively employed by the Company immediately prior to the Change of Control shall be increased by treating the Member as though he or she had earned the maximum Prior Service and Future Service credits under the Plan at his or her level, taking into account Basic Compensation immediately prior to the Change of Control. The benefit of a member who is actively employed by the Company immediately prior to the Change of Control shall be paid in cash on or immediately following the Change of Control in a single lump sum, actuarially equivalent to the benefit otherwise payable on the Change of Control. Such lump sum shall be determined based on (i) an interest rate equal to the lesser of (A) 5% or (B) the rate that would be used by the Pension Benefit Guaranty Corporation for purposes of valuing a lump sum distribution on a plan termination on the January 1 of the calendar year in which the single lump sum is paid and (ii) the mortality assumptions of the Unisex Pension 1984 Mortality Table.

                           (b) After a Change of Control, in the event any
Member, whether active or inactive, and the Company shall disagree as to his, her or its respective rights and obligations under this Plan, and the Member is successful in establishing, privately or otherwise, that his or her position is substantially correct, or that the Company's position is substantially wrong or unreasonable, or in the event that the disagreement is resolved by settlement, the Company shall pay all costs and expenses, including counsel fees, which the Member may incur in connection therewith. The Company shall not delay or reduce the amount of any payment provided for hereunder or set off or counterclaim against any such amount for any reason whatever; it is the intention of the Company and the Member that the amounts payable to the Member hereunder shall continue to be paid in all events in the manner and at the times herein provided. All payments made by the Company hereunder shall be final and the Company shall not seek to recover all or any part of any such payments for any reason whatsoever.

                           A "Change of Control" shall be deemed to have
occurred if:

                  (i) any Person, which shall mean a "person" as such term is used in Sections 13(d) and 24(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding voting securities;

                  (ii) during any period of 24 consecutive months, individuals who at the beginning of such period constitute the Board, and any new director whose election by the Board, or whose nomination for election by the Company's stockholders, was approved by a vote of at least two-thirds (2/3) of the directors (other than in connection with a contested election) before the beginning of the period cease, for any reason, to constitute at least a majority thereof;

                  (iii) the stockholders of the Company approve (1) a plan of complete liquidation of the Company or (2) the sale or disposition by the Company of all or substantially all of the Company's assets unless the acquirer of the assets or its directors shall meet the conditions for a merger or consolidation in subparagraphs (iv)(a) or (iv)(b); or


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




                  (iv) the stockholders of the Company approve a merger or consolidation of the Company with any other company other than:

                           (a) such a merger or consolidation which would result
                  in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 70% of the combined voting power of the Company's or such surviving entity's outstanding voting securities immediately after such merger of consolidation; or

                           (b) such a merger or consolidation which would result
                  in the directors of the Company who were directors immediately prior thereto continuing to constitute more than 50% of the directors of the surviving entity immediately after such merger or consolidation.

In this paragraph (iv), "surviving entity" shall mean only an entity in which all of the Company's stockholders immediately before such merger or consolidation become stockholders by the terms of such merger or consolidation, and the phrase "directors of the Company who were directors immediately prior thereto" shall include only individuals who were directors of the Company at the beginning of the 24 consecutive month period preceding the date of such merger or consolidation, or who were new directors (other than any director nominated in connection with a contested election or designated by a Person who has entered into an agreement with the Company to effect a transaction described in paragraph (i), (iii)(2), (iv)(a) or (iv)(b) of this Section) whose election by the Board, or whose nomination for election by the Company's stockholders, was approved by a vote of at least two-thirds (2/3) of the directors before the beginning of such period.

                           Except as otherwise provided in Section 10.2, for
purposes of determining actuarial equivalents, factors published by the Pension Benefit Guaranty Corporation for determining sufficiency of defined benefit plans in effect on the date of such modification shall be used.

XI
                                   BENEFICIARY
                                   -----------


                           A Member may designate the beneficiary or
beneficiaries ("Beneficiary") for the death benefits provided under this Plan. Such designation may be changed from time to time. All designations shall be filed with the Company on forms provided by it.

                  In the absence of an effective designation, death benefits shall be payable under this Plan in the following order or priority:

                           to the Member's surviving spouse, as hereinafter defined, if any; or

                           to the Member's estate.

                  For purposes of this Article XI, the term "surviving spouse" shall mean the spouse to whom the Member was married throughout the one-year period ending on the date of the Member's death.

                           If the Company has any doubt as to the proper
Beneficiary to receive payments hereunder, the Company shall have the right to withhold such payments until the matter is finally adjudicated.

                           Any payment made by the Company, in good faith and in
accordance with this Plan, shall fully discharge the Company from all further obligations with respect to that payment.

XII
                         NATURE OF COMPANY'S OBLIGATION
                         ------------------------------


                           The Company's obligations under this Plan shall be an
unfunded and unsecured promise to pay. The Company shall not be obligated under any circumstances to fund its financial obligations under this Plan.

                           Any assets which the Company may acquire to help
cover its financial liabilities are and remain general assets of the Company subject to the claims of its creditors. The Company does not give, and the Plan does not give, any beneficial ownership interest in any asset of the Company to a Member or Beneficiary. All rights of ownership in any assets are and remain in the Company.

                           The Company's liability for payment of benefits shall
be determined only under the provisions of this Plan, as they may be amended from time to time, and each Plan Participation Agreement entered into between the Company and a Member.

XIII
                            EMPLOYEE RIGHT TO ASSETS
                            ------------------------


                           The rights of a Member, any Beneficiary of the
Member, or any other person claiming through the Member under this Plan, shall be solely those of an unsecured general creditor of the Company. A Member, the Beneficiary of the Member, or any other person claiming through the Member, shall have the right to receive those payments specified under this Plan only from the Company. The parties have no right to look to any specific or special property separate from the Company to satisfy a claim for benefit payments.

                           A Member agrees that the Member, the Member's
Beneficiary, or any other person claiming through the Member shall have no right, claim, security interest, or any beneficial ownership interest whatsoever in any general asset that the Company may acquire or use to help support its financial obligations under this Plan. Any general asset used or acquired by the Company in connection with the liabilities it has assumed under this Plan shall not be deemed to be held under any trust for the benefit of the Member or the Member's Beneficiary. Nor shall any such general asset be considered security for the performance of the obligations of the Company. Any such asset shall remain a general, unpledged, and unrestricted asset of the Company.

                           A Member also understands and agrees that the
Member's participation in the acquisition of any general asset for the Company shall not constitute a representation to the Member, the Member's Beneficiary, or any person claiming through the Member that any of them has a special or beneficial interest in any general asset.

XIV
                                EMPLOYMENT RIGHTS
                                -----------------


                           Neither the Plan nor the Plan Participation
Agreement, either singly or collectively, obligate the Company in any way to continue the employment of a Member with the Company or prohibit the Company from terminating a Member's employment. Nor does this Plan or the Plan Participation Agreement prohibit or restrict the right of a Member to terminate employment with the Company. Termination of a Member's employment with the Company, whether by action of the Company or by the Member, shall immediately terminate the Member's future participation in the Plan. All further obligations of either party shall be determined under the provisions of this Plan according to the nature of the termination.

XV
                    TERMINATION, AMENDMENT, MODIFICATION OR
                    ---------------------------------------
                             SUPPLEMENTATION OF PLAN
                             -----------------------

                           The Committee retains the sole and unilateral right
to terminate, amend, modify or supplement this Plan, in whole or in part, at any time. This right includes the right to make retroactive amendments. However, no Company action under this right shall reduce or diminish the benefits of any disabled, retired, or deceased Member or the Member's Beneficiary, or those benefits which are nonforfeitable under the provisions of the Plan.

XVI
                     RESTRICTIONS ON ALIENATION OF BENEFITS
                     --------------------------------------


                           No right or benefit under the Plan or a Plan
Participation Agreement shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber or charge the same shall be void. No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities, or torts of the person entitled to such benefit. If any Member or Beneficiary under the Plan should become bankrupt or attempt to anticipate, alienate, sell, assign, pledge, encumber or charge any right to a benefit under this Plan, then such right or benefit, in the discretion of the Committee, shall cease. In these circumstances, the Committee may hold or apply the benefit or any part thereof for the benefit of the Member or Beneficiary, the Member's spouse, children, or other dependents, or any of them, in such manner and in such portion as the Committee may deem proper.

XVII
                           ADMINISTRATION OF THE PLAN
                           --------------------------

                           The named fiduciary of the Plan is the Company.

                           The general administration of this Plan, as well as
construction and interpretation thereof, shall be vested in the Committee, the number and members of which shall be designated and appointed from time to time by, and shall serve at the pleasure of the Board. Any such member of the Committee may resign by notice in writing filed with the Secretary of the Board. Vacancies shall be filled promptly by the Board.

                           The Board may designate one of the members of the
Committee as Chairman and may appoint a Secretary who need not be a member of the Committee and may be a Member of the Plan. The Secretary shall keep minutes of the Committee's proceedings and all data, records and documents relating to the Committee's administration of the Plan. The Committee may appoint from its number such subcommittees with such powers as the Committee shall determine and may authorize one or more members of the Committee or any agent to execute or deliver any instrument or make any payment on behalf of the Committee.

                           All resolutions or other actions taken by the
Committee shall be by vote of a majority of those present at a meeting at which a majority of the members are present, or in writing by all the members at the time in office if they act without a meeting.

                           Subject to the Plan, the Committee shall, from time
to time, establish rules, forms and procedures for the administration of the Plan. Except as herein otherwise expressly provided, the Committee shall have the exclusive right to interpret the Plan and to decide any and all matters arising thereunder or in connection with the administration of the Plan, and it shall endeavor to act, whether by general rules or by particular decisions, so as not to discriminate in favor of or against any person. The decisions, actions and records of the Committee shall be conclusive and binding upon the Company and all persons having or claiming to have any right or interest in or under the Plan.

                           The members of the Committee and the officers and
directors of the Company shall be entitled to rely on all certificates and reports made by any duly appointed accountants, and on all opinions given by any duly appointed legal counsel, which legal counsel may be counsel for the Company.

                           No member of the Committee shall be liable for any
act or omission of any other member of the Committee, nor for any act or omission on his own part. The Company shall indemnify and save harmless each member of the Committee against any and all expenses and liabilities arising out of his membership on the Committee. Expenses against which a member of the Committee shall be indemnified hereunder shall include, without limitation, the amount of any settlement or judgment, costs, counsel fees, and related charges reasonably incurred in connection with a claim asserted, or a proceeding brought or settlement thereof. The foregoing right of indemnification shall be in addition to any other rights to which any such member on the Committee may be entitled as a matter of law.

                           In addition to the powers specified above, the
Committee shall have the power to compute and certify under the Plan the amount and kind of benefits from time to time payable to Members and their Beneficiaries and to authorize all disbursements for such purposes.

                           To enable the Committee to perform its functions, the
Company shall supply full and timely information to the Committee on all matters relating to the compensation of all Members, their retirement, death or other termination of employment, and such other pertinent facts as the Committee may require.

XVIII
                                 MISCELLANEOUS
                                 -------------


                           All notices, distributions and payments (to the
extent feasible), and other communications under this Agreement shall be in writing and shall be deemed given when (a) delivered by hand, (b) transmitted by telex or telecopier (provided that a copy is sent at about the same time as in (c)), (c) received by the addressee, if sent by registered or certified mail, return receipt requested, or by Express Mail, Federal Express, or other express delivery service, to the addressee at the addresses, telex numbers or telecopier numbers as a party may specify by notice given to the other party pursuant to this provision. No communication shall be binding until received. If no address shall have been furnished, the Company shall make distribution to the Member or Beneficiary in care of the Company.

                           Any party may, from time to time, change the address
to which notices shall be mailed by giving written notice of such new address.

                           In making any payments to or for the benefit of any
minor or an incompetent Beneficiary or Member, the Committee, in its sole and absolute discretion, may make a distribution to a legal or natural guardian or other relative of a minor or court appointed committee of such incompetent. Or, it may make a payment to any adult with whom the minor or incompetent temporarily or permanently resides. The receipt by a guardian, committee, relative or other person shall be a complete discharge to the Employer. Neither the Committee nor the Company shall have any responsibility to see to the proper application of any payments so made.

                           The Company may, in its sole discretion, permit the
Member to take a leave of absence for a period not to exceed one year. During such leave, the Member will still be considered to be in the continuous employment of this Company for purposes of benefit service credits under this Plan.

                           The Plan shall be binding upon the Company and any
successor company through merger, acquisition or consolidation, and upon a Member, the Member's Beneficiary, assigns, heirs, executors and administrators.

                           This Plan shall be governed by the laws of the State
of New York without regard to principles of conflicts of law.

                           Any controversy arising out of or relating to this
Agreement shall be adjudicated in a court of competent jurisdiction located in the State of New York. A Member or Beneficiary hereby submits to the personal jurisdiction of any court of competent jurisdiction located in the State of New York

                           Any provision of this Plan prohibited by law shall be
ineffective to the extent of any such prohibition without invalidating the remaining provisions hereof.

                           Titles to the Sections of this of this Plan are
included for convenience only and shall not control the meaning or interpretation of any provision of this Plan.

                           Simultaneous Death. If the Member and the Member's
Beneficiary shall die in a common accident or disaster or under such circumstances that it is difficult to determine who died first, then for all purposes of this Plan such Beneficiary shall be treated as having predeceased the Member.

XIX
                              CASHOUT OF BENEFITS
                              -------------------


                           BENEFITS ELIGIBLE FOR CASHOUT. Benefits accrued under
the Plan with respect to a Member not presently in the employ of the Company, in the sole discretion of the Committee, may be paid out to a Member or the Member's Beneficiary on a lump sum distribution basis.

                           PRESENT VALUE. The determination of the lump sum
present value of a Member's or Beneficiary's remaining benefits under the Plan shall be made by the Committee in its sole discretion, using for all purposes interest rates and mortality factors as selected by the Committee in its sole discretion. Such factors may include, but are not limited to, the factors used by the accountants regularly employed by the Company to determine the balance sheet entries for such benefits.

                           NO FURTHER BENEFITS. Upon receipt of the lump sum
cashout described in this Article, neither the Member nor his Beneficiary shall have any further rights to benefits or obligations under this Plan.

                           WITHHOLDING. The Company may withhold from any
payment under the Plan any federal, state or local taxes required by laws to be withheld with respect to the payment and any sum the Company may reasonably estimate as necessary to cover any taxes for which the Company may be liable and that may be assessed with regard to the payment.

                                    EXHIBIT 1

Level I:              David Baer      - Active
                      Randolph A. Marks  - Inactive

Level II:             David N. Campbell  - Inactive
                      John P. Courtney   - Inactive

Level III:

Benefits Nonforfeitable Prior TO          Benefits Nonforfeitable AFTER        Participating in Successor
12/1/94                                   11/30/94                             PLAN
-------                                   --------                             ----

  ACTIVE:                                  ACTIVE:

  Joseph Makowski                          Gale Fitzgerald

  INACTIVE:                                INACTIVE:

  Clifford Baer                            Stephen Hoffman
  David Ehlke                              James Joyce
  Paul Fjelsted                            John Nale
  Paul Hessinger
  Samuel Horgan
  Vincent Lamb
  John Lozan
  Craig Newbold
  Philip Paul
  Thomas Peca
  Gerald Selzer
  Richard Trautman
  Maureen Waindle